Exhibit 10.3

AppCenter SERVICE EXHIBIT NO. 20100607.090.S.002

TO THE MANAGED SERVICES AGREEMENT

THIS SERVICE EXHIBIT NO. 20100607.090.S.002 (the “Service Exhibit”) is entered into by and between Motricity, Inc., a Delaware corporation, (the “Company”), and AT&T Services, Inc., a Delaware corporation, on behalf of itself and its Affiliates (“AT&T”) effective as of October 1, 2010 (the “Service Exhibit Effective Date”). Company and AT&T may each also be referred to individually as a “Party” or collectively as the “Parties” throughout this Service Exhibit.

WHEREAS, the Parties entered into a Master Services Agreement Numbered 20100607.090.C effective May 1, 2010, including any amendments thereto (collectively, the “Agreement”); and

WHEREAS the Parties are parties to the previous MediaMall Storefront Agreement No. TJR031606, dated September 14, 2006, as amended (“Prior Agreement”), and desire that the Prior Agreement be superseded by this Service Exhibit as stated below.

Now, THEREFORE, in consideration of the premises and the covenants hereinafter contained, the Parties hereto agree as follows:

1.	DEFINITIONS

The definitions for this Service Exhibit are as set forth in Schedule A.

2.	INCORPORATION BY REFERENCE

Schedule A, Schedule B, Schedule C, Schedule D, Schedule E, Schedule F, Schedule G, and are attached hereto and incorporated by reference herein.

3.	SERVICES DESCRIPTION

3.1	Company will provide AT&T with Services and a System (both of which are more fully described below) in support of AT&T’s AppCenter also referred to herein as “Storefront” and in conformance with the Schedule D “Managed Services/ Product Summary”, and the Performance Requirements set forth within Schedule C “Service Level Agreement”, (each of which may be referred to individually as a “Service” and collectively referred to as the “Managed Services” or “Services”.)

3.2	The AppCenter will allow AT&T Subscribers to easily access digital content (such as games, applications, widgets, Ringtones and Answertones, etc.) which digital content may be

***	This redacted material has been omitted pursuant to a request for confidential treatment, and the material has been filed separately with the SEC.

PROPRIETARY INFORMATION

The information contained in this Agreement is not for use or disclosure outside AT&T, Company, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

AT&T Agreement No. 20100607.090.S.002

referred to herein as “Content” and delivery of such Content is considered an integral part of the Services from a Device, Computer, Predefined APIs or authorized AT&T customer premise equipment as contemplated by the AT&T Requirements and/or any other similar content offering as mutually agreed upon by the Parties (hereinafter referred to as the “Service”).

4.	PRICING, INVOICING AND PAYMENT

4.1	Pricing. AT&T shall pay to Company the Fees for the Services, as set forth in Schedule B and in accordance with Exhibit A to the Agreement.

4.2.

Invoicing. Company will generate a monthly invoice for the previous month’s Service and deliver said invoice to AT&T no later than the 15th day of the subsequent month (e.g., November 15th invoice will cover the period of October 1 through October 31st).

4.3.	Payment. AT&T shall have forty-five (45) days from receipt of invoice to pay or dispute the Company’s Service

4.4	Currency. All amounts in this Service Exhibit are denominated and payable in U.S. dollars.

5.	TERM

5.1	Initial Term will be 23 months starting October 1, 2010 and ending September 22, 2012.

If AT&T informs Motricity in writing within 90 days of the expiration date, the Service Exhibit will be extended for 90 days following the expiration date, and the parties so continue to extend the Service Exhibit in 90 day increments for up to two additional years after the Initial Term.

All renewal periods shall be for like-for-like functionality, services, and pricing.

5.2	Upon AT&T’S sole discretion, the Commercial Launch date is subject to delay by AT&T providing Company at least * * * advance written notice.

6.	TERMINATION OF SERVICE

6.1	Termination for Cause. Either AT&T or Company may terminate this Service Exhibit upon the other Party’s material breach of the Agreement or this Service Exhibit, provided that (a) the non-breaching Party will first have sent written notice to the breaching Party describing the breach in reasonable detail and demanding that it be cured, (b) the breaching Party does not cure the breach within thirty (30) days following its receipt of such notice, and (c) following the expiration of the thirty (30) day cure period, the non-breaching Party sends a second written notice to the breaching Party indicating that the non-breaching Party has terminated this Service Exhibit.

***	This redacted material has been omitted pursuant to a request for confidential treatment, and the material has been filed separately with the SEC.

PROPRIETARY INFORMATION

The information contained in this Agreement is not for use or disclosure outside AT&T, Company, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

AT&T Agreement No. 20100607.090.S.002

6.2	Material Breach. The following will be considered a material breach of this Service Exhibit:

a)	The failure of either Party to perform or observe any material term, condition, or covenant to be performed by it under this Service Exhibit;

b)	The execution of any assignment for the benefit of creditors or the filing for relief by either Party under any applicable bankruptcy, reorganization, moratorium, or similar debtor relief laws;

c)	The appointment of a receiver for Company or AT&T, or for substantially all of their respective assets or properties; or

d)	An unauthorized assignment of this Service Exhibit.

e)	Chronic Failure

i.	If the availability of the storefront is below * * * during the term of this Service Exhibit (“Chronic Failure”), or * * *, AT&T may treat such occurrence as a Material Breach of this Service Exhibit and AT&T may terminate this Service Exhibit for cause as set forth therein without providing additional right to cure.

ii.	Alternatively, if Supplier fails to meet the availability * * *, then Supplier and AT&T will formally initiate performance improvement plan in order to remedy the issue(s).

6.3	Termination for Convenience. Between March 31, 2011 and September 30, 2011 AT&T can trigger termination of this Service Exhibit by providing Company * * * written notice. After September 30, 2011 AT&T can terminate this Service Exhibit upon * * * written notice.

7.	SERVICE SPECIFIC TERMS AND CONDITIONS

Company shall provide to AT&T Storefront Services from the period of October 1, 2010 to September 22, 2012 broken out into the following components:

•	From the Effective Date until Commercial Launch, a storefront based on Motricity’s FUEL platform.

•	After Commercial Launch, a Storefront based on Motricity’s mCore platform

7.1	Daily Content Management Requirements

As part of the daily operations of the storefront, Motricity shall provide AT&T with a certain level of service. This service is intended to support the various day to day activities of merchandising the content available on the storefront in the most effective manner possible.

***	This redacted material has been omitted pursuant to a request for confidential treatment, and the material has been filed separately with the SEC.

PROPRIETARY INFORMATION

The information contained in this Agreement is not for use or disclosure outside AT&T, Company, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

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The details of those activities shall be found in Schedule E under Daily Content Management Requirements.

7.2	Service Scope/Implementation.

Source	Code Environments;

•	A minimum of three (3) external environments: pre-production, production, Developer Support Lab, as part of the System.

•	Observation of testing (as agreed in advance by the Parties) on internal environments to verify resolution of Defects and/or Issues; and

7.2.1	Company shall support VPN and AVPN (AT&T Multi-Protocol Label Switching (MPLS).

7.2.3	Integrating other AT&T commercial product(s) or service offerings with the System will be undertaken pursuant to separately executed Statements of Work under Service Exhibit 1 (Professional Services) to the Agreement .Where AT&T contemplates integration with a commercial product or service offering that is significantly different than what is contemplated by the current Specifications and core Service, the Parties will mutually agree on pricing terms to be attached to this Service Exhibit or a separately executed Service Exhibit.

7.2.4	The initial data center for which Company shall host and operate the production System is located in Seattle, WA. Any subsequent changes in the data center will be subject to AT&T’s consent and subject to an impact analysis.

7.3	Third Party Site Integration Services

Company will provide AT&T with Third Party Site integration services as set forth within this Section and pursuant to the Specifications in support of the AppCenter (“Third-Party Site Integration Services”).

7.3.1	Upon request, Company will provide AT&T with its then current list of partial and fully integrated Third Party Sites.

7.4	AT&T Hosting of the Managed Service

AT&T shall have the option, * * *, to elect to host the AppCenter during the term of this agreement and make it available to users at AT&T’s expense at one or more facilities maintained by or on behalf of AT&T.

***	This redacted material has been omitted pursuant to a request for confidential treatment, and the material has been filed separately with the SEC.

PROPRIETARY INFORMATION

The information contained in this Agreement is not for use or disclosure outside AT&T, Company, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

AT&T Agreement No. 20100607.090.S.002

AT&T acknowledges that its ability to host Company software and make the storefront service available to users may be subject to AT&T’s ability to obtain sufficient rights in certain third party technology (e.g., any third party software used in connection with the hosting, operation and/or maintenance of the services), content and applications.

In the event that AT&T elects to host the storefront, Company and AT&T shall enter into a mutually agreed upon license agreement for Motricity’s mCore platform prior to and as a condition of any transition of hosting to AT&T.

Following the migration to a self-hosted environment, AT&T’s costs, including the costs of licensing and continued support for the Term, shall decrease by * * * which is the amount agreed by the parties to be a reasonable portion of the managed services fee attributable to hosting (people, equipment, space and power needed to host the System.)

All costs of hosting and migrating to a self-hosted environment will be borne by AT&T except in the event one or more of the following events occur, in which case Company shall be liable for migration costs:

a.	AT&T terminates because of a Chronic Failure of Company or other material breach that is related to a repeated failure of the Company to deliver the Services as provided in this Service Exhibit and the inability to cure the breach.

b.	A request by Company to have AT&T take over hosting

c.	Company no longer providing hosting services to its customers.

7.5	Wireframe Update and Revision Support

Motricity shall be responsible for providing updated wireframes and revisions to wireframes as needed based on changes within the functionality of the mCore platform. This includes changes as a result of an AT&T driven enhancement as well as core roadmap feature additions/changes. Consistent with the Agreement and SOW TJR031606.S.022 (“SOW”) AT&T will own revisions to

•	WAP: ATT configuration of * * *.

•	WEB: ATT configuration of * * *.

7.6	Manual Support of Upsell configurations

* * *, Supplier agrees to provide upsell configurations on a manual basis for * * * configured and available at launch.

***	This redacted material has been omitted pursuant to a request for confidential treatment, and the material has been filed separately with the SEC.

PROPRIETARY INFORMATION

The information contained in this Agreement is not for use or disclosure outside AT&T, Company, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

AT&T Agreement No. 20100607.090.S.002

The upsell configuration describes the ability to provide customers an option to purchase either a Bundle of two or more products (e.g. Ringtone & Ringback Tone) or alternatively, a different purchase model (e.g. Subscription based purchasing).

7.7	User Management Database

The “UM” database describes the database of * * * stored by Company in order to * * * for the purposes of supporting functionality on the Storefront. The UM database is used by the Storefront and by AT&T’s portal services, also hosted by Supplier. In the event the UM database experiences an Outage (as defined in the applicable service level agreements) Supplier shall * * *.

For the purposes of clarity, any capacity increase or scaling costs associated with growth in the Storefront customer database or usage volumes will be the responsibility of Company to bear and any capacity increase or scaling costs associated with growth in the portal subscriber base or usage volumes will be the responsibility of AT&T to bear. Under no circumstance will AT&T be liable for costs associated with the UM Database as it pertains to Storefront growth and usage.

7.8	Company License Grants and Rights of Use.

7.8.1	Company grants to AT&T a limited, non-exclusive, non-transferable, non-sublicenseable, worldwide license to use the Service provided hereunder (to include any Software on systems under AT&T’s control,) solely in connection with AT&T’s use of the Service(s) for which such copy was provided and for the term of such Service and solely in accordance with the applicable instructions or documentation and any end-user license restrictions, if applicable and if provided to AT&T in writing in advance.

7.8.2	AT&T agrees not to modify, disassemble, decompile, reverse engineer, create derivative works of, or make any other attempt to discover or obtain the source code for the Software. In the event any modifications are made to the Software by anyone other than Company or its authorized subcontractors, any and all warranties with respect to the Software and associated with such modifications shall immediately terminate.

7.8.3	Company grants to AT&T Partners the right for the Application to access the System access point names (APNs).

7.9	Lifecycle Management

***	This redacted material has been omitted pursuant to a request for confidential treatment, and the material has been filed separately with the SEC.

PROPRIETARY INFORMATION

The information contained in this Agreement is not for use or disclosure outside AT&T, Company, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

AT&T Agreement No. 20100607.090.S.002

Company shall provide a dedicated, full time (forty (40) hours per week),program manager who shall serve as the technical lead to manage the technical aspects of the Service (e.g. Defects, enhancements, modifications, upgrades maintenance, etc.). Such personnel assignment will take effect at Commercial Launch and will remain in place for the duration of this Service Exhibit.

7.10	Device support

Motricity shall provide support to AT&T for all new Devices launched, and AT&T’s existing list of legacy Devices. This support shall include:

•

R&D services to all aspects of storefront core functionality including discovery, purchase and fulfillment of digital media/content for each Device and each software revision up to the point it meets stated OEM specifications. Once the Device meets OEM specifications, Motricity will perform regression testing on subsequent Device firmware builds to ensure conformity up to the commercial device launch.

•	This testing and support will be provided for user interaction * * *

•	Interaction with AT&T, AT&T’s Vendors * * * and the OEM handset provider to work towards the resolution of problems identified.

•	Addressing of defects which are filed against the storefront during the on boarding process for the handset.

Motricity shall work together with AT&T to recommend the sunsetting of devices on an ongoing basis. AT&T to retain final right of refusal for any decisions on device retirement, not to be unreasonably exercised.

7.11	Free Content Support

Motricity shall provide support for the following aspects of Free Content (meaning content that is provided to Subscribers without charge):

•	* * * free items on-boarded and available in the Storefront. This includes – but is not limited to – Widgets, Applications, Games, and Personalization Content.

•	* * * free trial applications on-boarded and available for use in the Storefront.

Support for new content or content types will require advance notice for the intent to deploy and support such content. AT&T agrees to provide advance notice for such content and related offers, and work in good faith with Motricity to support the deployment of such content in the desired timeframe.

* * * Free Content shall be the same as those for other content types, including the total transaction capacity of the mCore platform as defined in System Processing Volume and the total ingestion capacity of Content Ingestion, Qualification and Merchandising as set forth in Schedule A Sections 3.3 and 3.4 (Service Level Agreement).

7.12	System Processing Volume

***	This redacted material has been omitted pursuant to a request for confidential treatment, and the material has been filed separately with the SEC.

PROPRIETARY INFORMATION

The information contained in this Agreement is not for use or disclosure outside AT&T, Company, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

AT&T Agreement No. 20100607.090.S.002

Motricity shall support through the mCore platform a * * * in the number of total Titles (as defined in the Service Level Agreement) to customers currently on the FUEL platform with the first release of the mCore platform. The baseline of which is * * *.

Motricity shall support through the mCore platform Stored Content capacity of * * * at launch. “Stored Content” means content for which the binary code is stored on Motricity servers rather than obtained by link to other servers. Motricity and AT&T will negotiate in good faith and in accordance with technology available to finalize a schedule which corresponds to Motricity mCore releases, to provide a * * *.

AT&T shall be allowed to convert excess capacity in non-Stored Content to Stored Content and vice versa at a conversion rate * * *.

The platform shall allow for a potential increase by * * * on a go-forward basis after * * *.

With respect to total transaction processing capabilities, after * * *, Motricity shall provide a * * * as measured on a monthly basis in the total number of purchase transactions supported.

Should volumes increase beyond the capacities described above, Motricity may charge AT&T an additional fee which will be proportional and linear in growth to the increase in SKUs or transactional volumes such that a 10% excess capacity growth will result in an increase in fees by 10%.

All of the capacity and support requirements listed above assume the same number of catalog(s) offered and supported by AT&T in 2009 on the Fuel platform. Any addition of new catalogs will need to be mutually discussed and terms agreed to by both AT&T and Motricity in order to support these additions.

7.13	Future Content Support

Motricity shall support any content type which is offered by AT&T on the mCore Storefront. AT&T and Motricity agree to work together in good faith to provide advance notice of any new content type so that Motricity may plan accordingly for the deployment of such content. New content types may require revised SLA terms and conditions depending on the support requirements. AT&T agrees to negotiate in good faith any revised SLA and associated NPC terms which may be required as a function of the deployment of new content types.

7.14	Catalog Support

The mCore platform shall support one catalog of content for AT&T. Any additional new or distinct catalog would be provided for an additional fee. However, Motricity agrees to have features available to AT&T such that they can reasonably filter catalog

***	This redacted material has been omitted pursuant to a request for confidential treatment, and the material has been filed separately with the SEC.

PROPRIETARY INFORMATION

The information contained in this Agreement is not for use or disclosure outside AT&T, Company, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

AT&T Agreement No. 20100607.090.S.002

categories, subcategories or individual items so that a subset of the primarily catalog could be displayed to customers.

The incorporation or integration of new catalog repositories, environments, etc. such as discreet OEM Storefronts and Off-Deck offerings would be classified as new catalogs. As such, terms and conditions would have to be discussed and mutually agreed to by AT&T and Motricity for support of these catalogs.

8.	MOST FAVORED CUSTOMER

In accordance with Section 4.2 of the Agreement, Company will provide AT&T Most Favored Customer terms for pricing, benefits and terms. The MFN Criteria applicable to this Service Exhibit are as follows:

The pricing and service level agreements, for the Services offered to AT&T during the Term of this Service Exhibit will be no less favorable to AT&T than the prices and service level agreements that are currently offered and/or will be offered by Company to any of its other similarly situated customers who purchase services from Company that are

(i) substantially similar in nature in territories where AT&T operates and offers substantially similar Service and

(ii) substantially the same (or lesser) volume as the Service provided to AT&T;

(iii) of a similar pricing structure; and

(iv) have service level agreements that pose a similar degree of NPC risk as does this Service Exhibit.

9.	SERVICE LEVEL AGREEMENT

Company shall provide the Services to AT&T in accordance with the Schedule C, Service Level Agreement.

10.	OBLIGATIONS UPON TERMINATION

Upon termination or expiration of this Service Exhibit, in whole or in part, Company agrees to:

i.	cooperate in an orderly wind down and/or transition of the affected Service(s) to AT&T or a designated AT&T supplier (“Service Transfer”);

ii.	The Service Transfer will be performed by the Parties in accordance with a mutually agreed upon Statement of Work and will include such items as transition responsibilities (such as migration of subscribers, subscriber data, premium digital content, transaction data, etc.), key resources, Service Transfer timelines and Service Transfer fees.;

iii.	Company will provide all services, information and documentation as may be reasonably needed by AT&T in connection with the Service Transfer.

***	This redacted material has been omitted pursuant to a request for confidential treatment, and the material has been filed separately with the SEC.

PROPRIETARY INFORMATION

The information contained in this Agreement is not for use or disclosure outside AT&T, Company, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

AT&T Agreement No. 20100607.090.S.002

iv.	Unless otherwise specified by AT&T, the minimum period of time to affect such a Service Transfer will be * * * and may be extended upon mutual agreement of the Parties (“Wind-Down Period”). Both Parties are required to make a good faith effort to fulfill the requirements of the Service Transfer as quickly as possible within the Wind-Down Period.

v.	Service provided by Company during the Wind-Down Period shall be provided to AT&T under a separate Statement of Work and all terms and conditions of this Service Exhibit shall remain in full force and effect. Upon request Company shall provide AT&T with a reasonable level of detail and breakdown of wind down costs into standard operational and development expense categories.

11.	PROVISIONS FOR SOURCE CODE

Upon occurrence of any of the following events, Company shall provide AT&T with the Source Code for the Software:

•	Company ceases to provide any support for the Storefront or such Software;

•	Company ceases doing business for any reason;

•	Company commits any act of bankruptcy within the meaning of the Federal, or any State Bankruptcy Act or if bankruptcy proceedings are instituted against Company; or

•	Proceedings such as receivership, insolvency, reorganization, dissolution, liquidation or other similar proceedings are instituted by or against Company.

At AT&T’s request and expense, Company agrees to place such Source Code in escrow with a software custodian mutually acceptable to the parties. The Source Code will be sufficiently documented such that person(s) with expertise in the area of software development may provide support and modifications for the software within a reasonable timeframe. Further, Company will make reasonable efforts to keep the Source Code held in escrow up to date. The Source Code will be updated with each major release of Software within 30 days of the release.

AT&T shall take all reasonable precautions to protect the delivered Source Code from unauthorized disclosure or use and shall only permit authorize Users having a business related reason access and use of the Source Code.

12.	PROVISIONS FOR CONTENT CATALOG

Upon occurrence of any of the following events, Supplier shall provide AT&T with the Content Catalog for the Storefront

•	Company ceases to provide Software Maintenance for such Software;

•	Company ceases doing business for any reason;

•	Company commits any act of bankruptcy within the meaning of the Federal, or any State Bankruptcy Act or if bankruptcy proceedings are instituted against Company; or

•	The relationship with Company terminates for any reason whatsoever.

***	This redacted material has been omitted pursuant to a request for confidential treatment, and the material has been filed separately with the SEC.

PROPRIETARY INFORMATION

The information contained in this Agreement is not for use or disclosure outside AT&T, Company, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

AT&T Agreement No. 20100607.090.S.002

•	Proceedings such as receivership, insolvency, reorganization, dissolution, liquidation or other similar proceedings are instituted by or against Company.

Company agrees to take all reasonable efforts to ensure that the Content Catalog is up to date and is no older than 7 days. Further, Company agrees to provide the content catalog in a format that is mutually agreed between Company and AT&T within 10 days of the request being made. “Content Catalog” shall mean the list of Content that AT&T provides via the Storefront, including sufficient information to identify the individual digital Content products and correlate such Content product back to its relationship on the Storefront’s taxonomy and to Subscriber purchases past and present. Provision of the Content Catalog to AT&T does not and will not confer on AT&T any rights to any of the Content listed therein.

13.	DISASTER RECOVERY

Within * * * of the Service Exhibit Effective Date, the Parties agree to negotiate in good faith a Service-specific disaster recovery plan.

14.	LIMITATION OF LIABILITY

SUBJECT TO THE EXCLUSIONS AND EXCEPTIONS OF SECTION 20 OF THE AGREEMENT, NUMBER 20100607.090.C THE MAXIMUM LIABILITY OF A PARTY FOR ALL CLAIMS ARISING UNDER THIS SERVICE EXHIBIT IN ANY CALENDAR YEAR SHALL BE * * *.

15.	SURVIVAL OF TERMS

All provisions of this Service Exhibit that may reasonably be interpreted or construed as surviving termination of this Service Exhibit will survive such termination.

16.	PRIOR AGREEMENT

The Prior Agreement will be superseded upon the Services Exhibit Effective Date, except that the current Service Levels, as amended, will continue to apply until Commercial Launch.

***	This redacted material has been omitted pursuant to a request for confidential treatment, and the material has been filed separately with the SEC.

PROPRIETARY INFORMATION

The information contained in this Agreement is not for use or disclosure outside AT&T, Company, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

AT&T Agreement No. 20100607.090.S.002

IN WITNESS WHEREOF, authorized representatives of the Parties have executed this Service Exhibit as of the Service Exhibit Effective Date.

MOTRICITY, INC.	AT&T SERVICES, INC.

By:	By:

Printed Name:	Printed Name: Tim Harden

Title:	Title: President, Supply Chain and Fleet Operations

Date:	Date:

ON BEHALF OF ITSELF AND ITS AFFILIATES

***	This redacted material has been omitted pursuant to a request for confidential treatment, and the material has been filed separately with the SEC.

PROPRIETARY INFORMATION

The information contained in this Agreement is not for use or disclosure outside AT&T, Company, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

AT&T Agreement No. 20100607.090.S.002

SCHEDULE A

TO THE

SERVICE EXHIBIT NO. 1

DEFINITIONS

Definitions defined in the Agreement shall have the same meaning when used in this Service Exhibit, except that capitalized terms that are not defined in the Agreement shall have their normal or common meaning, unless defined herein. The following definitions shall apply to this Service Exhibit.

a.	“Acceptance” or “Accepted”. AT&T will be deemed to have given its “Acceptance” or to have “Accepted” a Service when the applicable test and acceptance procedures have been conducted pursuant to the Agreement, this Service Exhibit (to include the related Test Plan) or upon AT&T’s Default Acceptance.

b.	“Acceptance Certificate” is as defined in Section 1, definition B of the Agreement.

c.	“Application” means the software created by an AT&T Partner for use on a Device or Computer.

d.	“AT&T Partner” means the OEM and Developers.

e.	“Change Request” or “CR” means a written document used by the Parties to update Requirements and/or Specifications.

f.	“Capacity” means the raw disk space of the System (measured in bytes) that is available to support the Service (in whole or in part).

g.	“Company’s Span of Control” or “Span of Control” means Company’s facilities physical infrastructure (including external power sources), supporting network elements, web-to-the-Company network demarcation point, support services, hardware and software associated with the Service that is under Company’s control. This includes the System and its components for the transmission and control, security of network and data, physical security, software and user data including backup data; all hardware and software used in connection with backing up data; and all Company employees and subcontractors participating in the provisioning of the Service. Company’s Span of Control does not include the services and systems that are under the control of AT&T or its third party suppliers and service providers, including AT&T’s MMS Center and all other elements of the AT&T network nor does it include functionality of feeds from providers of content not under a contractual relationship with Company.

h.	“Commercial Launch” means the successful cutover of the Storefront from Motricity’s Fuel platform to Motricity’s mCore Platform.

***	This redacted material has been omitted pursuant to a request for confidential treatment, and the material has been filed separately with the SEC.

PROPRIETARY INFORMATION

The information contained in this Agreement is not for use or disclosure outside AT&T, Company, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

AT&T Agreement No. 20100607.090.S.002

i.	“Computer” means a non-mobile user device with an internet connection (typically a desktop or laptop) that is used to access the Social Network Service (e.g. Windows PC, Macintosh, etc.)

j.	“Custom Product” is as defined in Section 1, definition L of the Agreement.

k.	“Deliver(ed) or Delivery.” “Deliver(ed)” or “Delivery” means Company’s turnover to AT&T of Service accompanied with an Acceptance Certificate demonstrating that Company’s Service are in compliance with the applicable Service Level(s), Specifications and Acceptance Criteria.

l.	“Developer(s)” means an AT&T approved partner(s) responsible for developing software applications that will integrate with the AppCenter, under separate contracts with AT&T for use with the Service.

m.	“Device” means the AT&T designated mobile device certified for use on the AT&T network.

n.	“Initial Term” is as defined in Section 5.

o.	“Managed Service” or “Service(s)” is as defined in Section 3.1.

p.	mCore is the trademark name given to the software platform the Company (Motricity) is using to support AT&T’s storefront requirements.

q.	“Non-Performance Compensation” or “NPC” means the payment or credit received by AT&T where Company’s misses its performance objectives as set forth within this Service Exhibit or schedules hereto.

r.	“Performance Requirements” are as defined in the Service Level Agreement.

s.	“Requests” are defined herein as questions related to development of the Application and/or the Company provided documentation.

t.	“Requirement” means AT&T written requirements, specifications and descriptions for the AppCenter as may be updated by the Parties as part of the iterative review process and documented via a Change Request.

u.	Salesforce is a commercially available web based product currently being used by Company to track trouble tickets filed by AT&T or AT&T authorized vendors.

v.	“Service Level Agreement” or “SLA” means the agreement set out in Schedule C, that outlines the performance metrics, obligations and remedies for the respective Company Service(s).

w.	“Service Request” is as defined within Schedule G.

x.	“Service Request Process” is as set forth within Schedule G.

y.	“Service Updates” means new releases, enhancements, features and/or functionality to the Software and/or the Service that is initiated by Company and includes Maintenance Releases and Core Service Releases.

z.	“Software” means the software designed, developed, manufactured or provided by, or on behalf of, Company as part of the Managed Service.

aa.	“Software Release Matrix” means a document created by Company that details the Software release schedule into each System environment showing the cycle for bug resolution cut-off, configuration file inclusion cut-off, test time, release date, version number, environment, status of release, and Defects assigned to each release.

***	This redacted material has been omitted pursuant to a request for confidential treatment, and the material has been filed separately with the SEC.

PROPRIETARY INFORMATION

The information contained in this Agreement is not for use or disclosure outside AT&T, Company, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

AT&T Agreement No. 20100607.090.S.002

bb.	“Specifications” means (i) Company’s applicable technical and functional Documentation, including any warranty statements, and (ii) AT&T’s written requirements, documentation, specified in or attached to this Service Exhibit, an executed Service Exhibit, Statement of Work, Change Request or Purchase Order, etc. which shall control over any inconsistency with Company’s Service specifications, technical and/or functional Documentation.

cc.	“Storefront” means the AT&T AppCenter where AT&T Subscribers can access digital content.

dd.	“System” means any or all platforms, gateways, external environments, databases, software, and API(s) provided by or on behalf of Company that supports the AppCenter and Company’s Service.

ee.	“Term” is as defined in Section 5.

ff.	“Test Plan” is as defined in Section 1, definition MM of the Agreement.

gg.	“Third Party Site(s)” means a website(s) that is(are) external to AT&T or Company and interacts with the Service via an API or SMTP interface such as Facebook, MySpace, etc

hh.	“Third Party Site Integration Service is as defined in Section 7.3.

ii.	“Statement(s) of Work” or “SOW” is as defined in Section 1, definition JJ of the Agreement.

jj.	“Wind-Down Period” is as defined within Section 6.4.

***	This redacted material has been omitted pursuant to a request for confidential treatment, and the material has been filed separately with the SEC.

PROPRIETARY INFORMATION

The information contained in this Agreement is not for use or disclosure outside AT&T, Company, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

AT&T Agreement No. 20100607.090.S.002

SCHEDULE B

TO THE

SERVICE EXHIBIT NO.1

PRICING AND PROFESSIONAL SERVICES

The following pricing rates and terms share shall apply to the AppCenter Managed Service.

1.	Pricing:

Pricing will consist of the following:

1)	A * * * managed services fee for the term of the Service Exhibit as follows:

A * * * managed services fee structured as * * * for the period from * * * for on-going support of the Storefront platform.

A * * * managed services fee structured as * * * to the end of the contract provided Supplier fulfils its obligation to * * *. Failure to comply shall reduce the * * * fee to * * * in which AT&T’s Widget requirements are not met.

After * * * AT&T may elect to reduce the * * * managed services fee by * * * and terminate user experience management services set forth in Section 7.5. In addition, this * * * amount will be waived in any month in which Motricity fails to provide upsell configurations on a manual basis as required in Section 7.6.

***	This redacted material has been omitted pursuant to a request for confidential treatment, and the material has been filed separately with the SEC.

PROPRIETARY INFORMATION

The information contained in this Agreement is not for use or disclosure outside AT&T, Company, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

AT&T Agreement No. 20100607.090.S.002

SCHEDULE C

TO THE

SERVICE EXHIBIT NO. 2

SERVICE LEVEL AGREEMENT

SIR One Service

This Service Level Agreement (“SLA”) defines the service level requirements between Company and AT&T for Company’s AppCenter Services. This document defines the requirements of Company for performance metrics, reporting, incident management and change management. It lists the contact information for both companies.

1.	General Information

1.1.	Purpose

The purpose of this Service Level Agreement (“SLA”) is to identify the levels of service that will be maintained by Company and to provide this information to operations personnel of both parties responsible for the monitoring and/or support of the Services.

1.2.	Scope

This SLA describes the basic level of service that will be provided by Company in its support of the delivery of the Services to AT&T that enables and/or supports the AppCenter. This SLA describes the requirements for the following:

a)	support and maintenance of all Company and third-party hardware and software for the Services

b)	7x24x365 support and response requirements for support calls;

c)	fixes, patches, and minor enhancements;

d)	new software releases that contain fixes to defects in production feature functionality; and

e)	resources to support acceptance testing, trouble shooting, and system upgrades.

This SLA also defines requirements for response (including email, telephone, remote, and on-site) and resolution timeframes related to Severity 1, Severity 2, and Severity 3 incidents, as well as non-performance financial penalties which will be owed to AT&T for failures to meet certain obligations defined herein.

This SLA also defines expectations relating to:

•	Company and AT&T Responsibilities with respect to the Services

•	Service Performance Objectives

•	Incident Management

•	Incident Reporting Process

***	This redacted material has been omitted pursuant to a request for confidential treatment, and the material has been filed separately with the SEC.

PROPRIETARY INFORMATION

The information contained in this Agreement is not for use or disclosure outside AT&T, Company, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

AT&T Agreement No. 20100607.090.S.002

•	Operational Reports

•	Change Control Management

This SLA should be used as a reference for AT&T’s Network Operations and its contracted affiliates and Company in support of the Services. It provides the framework for surveillance, isolation, analysis, and resolution of problems related to the Services.

AT&T acknowledges that Company’s provision of its Service (including the availability of the System) may be impacted by the acts and/or omissions outside of Company’s “Span of Control” (defined below). To the extent Incidents arise during the Term for reasons outside of Company’s Span of Control, Company shall not be liable for the Non Performance Compensation set forth within this SLA.

1.3.	Definitions

Unless defined herein, all capitalized terms shall have the meanings set forth in the Agreement and Service Exhibit #2

Term	Definition
Availability or Service Availability

The percentage resulting from the calculation in Section 3.1 . Availability percentages shall be expressed to * * * decimal points with the * * * decimal place rounded up or down to the nearest

* * * of a percentage point.

Extended Business Hours	Monday through Friday, * * * Eastern Time.

Down Time	The number of minutes the System * * *.

Emergency Maintenance	Maintenance required outside the agreed-upon Scheduled Maintenance, or necessary within Scheduled Maintenance but not scheduled in advance pursuant to Section 7. Any downtime due to Emergency Maintenance will be counted against Availability unless otherwise agreed in writing.

Hours of Operation	24 hours a day, 7 days a week and 365 days a year.

Incident	Any problem with the Information Service for which AT&T requests support in conformance with this SLA. Any impact, regardless of how minor, to AT&T customers will be considered as an outage/incident and Incident Management Process will be initiated.

Incident Management Process	This facilitates incident management through the notification and escalation processes. This process alerts designated AT&T departments to Information Service-affecting incidents and provides a method by which succeeding levels of technical expertise and related management are engaged in restoration activities.

***	This redacted material has been omitted pursuant to a request for confidential treatment, and the material has been filed separately with the SEC.

PROPRIETARY INFORMATION

The information contained in this Agreement is not for use or disclosure outside AT&T, Company, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

AT&T Agreement No. 20100607.090.S.002

Term	Definition
Operational	The Information Service or any component thereof is (i) functional and available to its intended end user in full accordance with its documentation and all applicable specifications, and (ii) not experiencing any customer-impacting errors, defects or service-limiting issues outside of those that are noted in release notes for the production version which may be resolved in subsequent releases as mutually agreed.

Resolution	The permanent correction of the error, defect or condition giving rise to the Incident/outage.

Root Cause Analysis	The process of identifying the core events that resulted in failure to meet performance requirements.

Scheduled Down Time	The number of minutes of Down Time incurred during Scheduled Maintenance. Any downtime in * * *.

Scheduled Maintenance	The number of minutes of maintenance that is scheduled in advance. Scheduled Down Time shall occur within the Scheduled Maintenance window. Any downtime outside of the maintenance window * * *.

Service Impact Report (“SIR”)

The severity level assigned to an Incident based on the Incident classifications defined in

Section 5.1 below. SIR reflects the degree of customer impact resulting from an incident, with an SIR 1 having the greatest impact and a SIR 3 having the least.

Span of Control	Company’s facilities physical infrastructure (including external power sources), supporting network elements, web-to-the-Company network demarcation point, support services, hardware and software associated with the Service that is under Company’s control. This includes the System and its components for the transmission and control, security of network and data, physical security, software and user data including backup data; all hardware and software used in connection with backing up data; and all Company employees and subcontractors participating in the provisioning of the Service. Company’s Span of Control does not include the services and systems that are under the control of AT&T or its third party suppliers and service providers, including AT&T’s MMS Center and all other elements of the AT&T network nor does it include functionality of feeds from providers of content not under a contractual relationship with Company.

Service	Access and browsing via WAP, WEB and Client are each defined as a separate service

Degraded service	Shall be defined as a major category or functionality within the service i.e. entire category missing or failing.

***	This redacted material has been omitted pursuant to a request for confidential treatment, and the material has been filed separately with the SEC.

PROPRIETARY INFORMATION

The information contained in this Agreement is not for use or disclosure outside AT&T, Company, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

AT&T Agreement No. 20100607.090.S.002

Term	Definition
Technical Bridge	A teleconference that brings together appropriate technical people and their immediate supervisors and managers to focus on isolating and resolving an Incident.

Executive Bridge	A teleconference used by higher-level managers or executives who need to understand what has occurred, the progress made toward Incident Resolution and whether or not additional resources are needed to resolve the Incident.

Title	Content bearing one name and from one source. A single piece of content in multiple formats is one Title.

Total Time	The total number of minutes in a given calendar month.

Trouble Ticket	A numbered record that documents a significant event or Incident. The tracking document for an Incident or Scheduled Maintenance.

Trusted Content Provide

One who has an established relationship with Motricity as a Content provider and has undergone Motricity’s Trusted Content Provider process, which includes:

•   Taking the Motricity prescribed training on Content onboarding, or

•   Has been providing Content for a period of 60 days or more and has met the detailed Content quality guidelines detailed in the trusted partner program.

A Trusted Content Provider undergoes less invasive testing of Content which has been submitted for launch. Motricity will continue to make reasonable efforts to continue moving Content providers from untrusted to Trusted Content Provider status.

Unexcused Down Time	Down Time that is outside of approved maintenance windows and within Company’s Span of Control.

2.	Responsibilities and Services

This Section 2 describes Company’s support responsibilities with respect to the Services and the corresponding responsibilities of AT&T.

2.1.	Company Responsibilities

Company will provide day-to-day service operations, maintenance and administration in support of the Services that are within Company’s Span of Control, as described below.

It is the intention of Company to expeditiously remedy incidents that have been identified either internally by Company or AT&T. Corrective action by Company assumes that the incident is within its Span of Control and AT&T has provided all relevant information, if available, to Company. See the section entitled Mandatory Information for Incident Reporting for required reporting information.

***	This redacted material has been omitted pursuant to a request for confidential treatment, and the material has been filed separately with the SEC.

PROPRIETARY INFORMATION

The information contained in this Agreement is not for use or disclosure outside AT&T, Company, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

AT&T Agreement No. 20100607.090.S.002

Company will pursue the resolution of an incident with outside vendors provided Company has a contractual arrangement with the vendor. During the resolution period, Company will issue updates to AT&T pursuant to the severity of the incident, as described later in this SLA.

Any third party content provider contracted directly by AT&T is not a party to this agreement. Any loss of content from such providers is outside of Company’s Span of Control.

2.2.	Company Carrier Care

The Company Carrier Care Support Services team is an interface between AT&T’s Level 2 Support Group (AT&T’s non-customer facing group) and Company for support of services provided by Company. This arrangement provides AT&T with access to a single point of contact for reporting incidents, receiving updates and escalation. Table 1 provides the Company Carrier Care hours of operation and contact information. A complete list of all contacts is also shown in Section9. These contacts are to be contacted per the escalation procedures outlined in Section 5.1.5.

Hours of Operation	24 hours a day, 7 days a week and 365 days a year (7/24/365)

Contact Phone Number	* * * (toll-free) * * * (local or International)

Email Address	* * *@motricity.com

Table 1, Company Carrier Care Contact Information

2.2.1.	Company Support Services

The following list identifies services that are offered by Company Support Services to AT&T:

•	Telephone and email support for incident resolution

•	Advisory Bulletins

•	Notification of Scheduled Maintenance activities

•	Reports for Severity 1 (SEV1) incidents including a Root Cause Analysis (RCA). Initial Reports are delivered within * * * with a complete report within * * *.

•	Reports for Severity 2 (Sev2) incidents. Resolution statements including a statement of the cause of the incident are delivered within * * *. * * *.

•	Reports for Severity 3 (Sev3) incidents. Resolution statements including a statement of the cause of the incident are delivered within * * *.

2.3.	AT&T Responsibilities

AT&T will provide support for Incident Management as detailed in Section 5.

3.	Performance Requirements

***	This redacted material has been omitted pursuant to a request for confidential treatment, and the material has been filed separately with the SEC.

PROPRIETARY INFORMATION

The information contained in this Agreement is not for use or disclosure outside AT&T, Company, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

AT&T Agreement No. 20100607.090.S.002

3.1.	Monthly Availability Performance Requirement

Service Availability (SA) is the percentage of time the service is Operational excluding Scheduled Down Time and Down Time caused by events outside of Company’s Span of Control, computed as:

Outage Time (OT) in minutes = * * *

Service Availability (%) = * * *

Availability percentages shall be expressed to * * * decimal points with the * * * decimal place rounded up or down to the nearest * * * of a percentage point. The above calculations allow a * * *.

Company shall provide Service Availability of * * * reported at monthly intervals as described in Section 3.6 below. Service Availability will ramp to * * * of Commercial Launch as follows:

•	From date of Commercial Launch to 30 days after Commercial Launch – Service Availability target is * * *.

•	From 31 Days to 60 days after Commercial Launch – Service Availability target is * * *

•	From 61 Days to 90 days after Commercial Launch – Service Availability target is * * *

•	On the 91st day after Commercial Launch, full Service Availability target is in effect.

3.2.	Service Latency

User requests for Services shall be fulfilled in accordance with Table below for each calendar month. This includes delivery of all bytes of the response (content plus protocol overhead) that Company controls.

	Percentile 1	Latency Target 1	Percentile 2	Latency Target 2
WAP	* * *	* * *	* * *	* * *

Web	* * *	* * *	* * *	* * *

Client API	* * *	* * *	* * *	* * *

The above WAP targets are for the * * *. The parties agree to review such latency targets from time to time, and at least annually, during the Term and to assess whether to add latency penalties. The parties will use, as available other carrier grade storefronts, revenue comparisons, external third party reports and other competitive benchmarks to draw any conclusion and discuss mutually-agreed changes. These discussions will be guided by two overarching items:

1) * * *.

2) * * *.

***	This redacted material has been omitted pursuant to a request for confidential treatment, and the material has been filed separately with the SEC.

PROPRIETARY INFORMATION

The information contained in this Agreement is not for use or disclosure outside AT&T, Company, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

AT&T Agreement No. 20100607.090.S.002

These requirements are specific to the portion of end to end latency incurred within the Company’s Span of Control and will be measured from the secure network nearest the Company border router. The design of latency monitoring infrastructure will ensure appropriate components of the request and response are adequately measured. The implementation of latency monitoring infrastructure will include the deployment of a separate and specific server(s) for the purpose of monitoring and fault management. The latency introduced by the Data network, the WAP Gateway and other elements of the AT&T Network are excluded from the latency measurements described above.

3.3.	Content Ingestion

Content from Trusted Content Provider shall be on boarded, published and merchandised * * * up to a maximum of * * *. Content received after * * * Eastern Time will be deemed received the next business day. The * * *.

3.4.	Content Qualification, Review, and Merchandising

Motricity will test and have games, applications, videos, and themes launch-ready from Trusted Content Providers within 5 Business Days of the time they are submitted to Motricity by AT&T’s third party review company (currently Magid). Testing occurs in accordance with the AT&T approved test plans. Once launch ready, the Content Ingestion requirements in Section 3.3 will apply.

Bundled content (such as Funpacks) will be created and published within * * *. Bundles in excess of * * *.

3.5.	Expedited Addition/Removal of Content

AT&T may request urgent removal of content or category due to loss of license, termination of an agreement with a Content Provider, sudden change of pricing, litigation or any commercially reasonable reason which justifies urgency. Company shall perform this within two hours during Extended Business hours and within four hours outside of Extended Business Hours.

AT&T may request urgent adding of content. Company shall perform this within * * *.

3.6.	Service Level Reporting

Company will provide AT&T with reporting for Availability on a monthly basis. The reports are due by the * * * business day following the reporting period. These reports will include:

•	Availability

•	Latency

•	Minutes of Scheduled Maintenance and any resulting Down Time

***	This redacted material has been omitted pursuant to a request for confidential treatment, and the material has been filed separately with the SEC.

PROPRIETARY INFORMATION

The information contained in this Agreement is not for use or disclosure outside AT&T, Company, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

AT&T Agreement No. 20100607.090.S.002

•	Minutes of Emergency Maintenance and any resulting Down Time

•	Total Down Time

•	List of Incidents with date, start time, stop time, network element impacted. All tracked in a weekly call held by AT&T.

•	Capacity Analysis reports (quarterly)

•	Non Performance Compensation-impacting reports (RCAs) will include estimated revenue impact data, and root cause .

AT&T may continue to use Sitescope or a similar external tool to measure the Company’s performance. Company will cooperate with AT&T to allow the proper access and connectivity such that AT&T’s external tools may be utilized

4.	Non-Performance and Chronic Failure

4.1.	Non-Performance

If Availability falls below * * * at any point in time, AT&T may suspend AppCenter access until Availability is restored to * * *.

4.2.	Chronic Failure

If the availability of the storefront is below * * * during the term of the Service Exhibit (“Chronic Failure”), AT&T may treat such occurrence as a Material Breach of the Service Exhibit and AT&T may terminate for cause as set forth therein.

Alternatively, if Supplier fails to meet the availability target for * * *, then Supplier and AT&T will formally initiate performance improvement plan in order to remedy the issue(s).

4.3.	Non-Performance Compensation – Service Availability

In the event of its failure to meet the performance metrics described in this Schedule C Service Level Agreement for the AppCenter Availability, Company agrees to pay amounts described in this Section as liquidated damages sustained by AT&T (“AT&T Service Credits”).

Monthly AppCenter Availability Percentages. For failures to meet the Service Availability Metric, Company shall pay AT&T as service credits * * *

TOTAL MONTHLY DOWN TIME IN EXCESS OF SERVICE AVAILABILITY METRIC	* * * AMOUNT
First 60 minutes (1 hour) of penalty time	* * *

***	This redacted material has been omitted pursuant to a request for confidential treatment, and the material has been filed separately with the SEC.

PROPRIETARY INFORMATION

The information contained in this Agreement is not for use or disclosure outside AT&T, Company, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

AT&T Agreement No. 20100607.090.S.002

TOTAL MONTHLY DOWN TIME IN EXCESS OF SERVICE AVAILABILITY METRIC	* * * AMOUNT
Second 60 minutes (second hour) of penalty time	* * *

After 2 hours of penalty time	* * *

In no case shall the total monthly penalty for all * * *.

4.4.	Service Credits Applicable to Supplier On-boarding of Content

In the event of Supplier’s failure to meet the performance metrics for the on-boarding of Content set forth in Sections 3.3, 3.4, and 3.5, Supplier agrees to pay amounts described in this Section as liquidated damages sustained by AT&T (“AT&T Service Credits”).

For Content Ingestion, qualification, and merchandising and catalog refreshes, the following SLA and associated NPC concessions will be granted during the 90 days following migration:

•	From date of launch to 30 Days after launch – * * *

•	From 31 Days to 60 Days after launch – * * *

•	From 61 Days to 90 Days after launch –* * *

•	On the 91st Day after launch and beyond, * * *

In no case shall the total monthly penalty for * * *.

Applies to single and bulk submissions. Applies in situations where the failure is a result of a failure within Supplier’s Span of Control.

5.	Incident Management

5.1.	Incident Resolution Responsibilities

All AT&T or Company identified incidents concerning failures of the Services will be reported to Company Carrier Care Support Services, pursuant to the Reporting Process procedures outlined below. AT&T will assign a Severity Level per Table 4. If Company disagrees with the Severity assignment, both parties will negotiate in good faith after the resolution of the incident but all restoration will proceed based upon AT&T’s initial Severity assignment.

Any reported incident that is caused by a failure that is outside Company’s Span of Control and not directly related to its delivery of a subscriber service will be returned to AT&T with an appropriate explanation. Should Company determine that an incident being worked by Company Carrier Care Support Services is within AT&T’s control, the incident will be closed and returned to AT&T for proper resolution. However, Company shall make reasonable efforts to support AT&T’s investigations to close

***	This redacted material has been omitted pursuant to a request for confidential treatment, and the material has been filed separately with the SEC.

PROPRIETARY INFORMATION

The information contained in this Agreement is not for use or disclosure outside AT&T, Company, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

AT&T Agreement No. 20100607.090.S.002

on the incident or identify root cause even in situations where the event is beyond the Company’s Span of Control.

5.1.1.	AT&T Contact Information

In order for Company Carrier Care to effectively resolve Incidents, it is necessary for Company to have an accurate list of AT&T’s designated key personnel. This information will be exchanged between the two parties and updated as changes warrant. Example A shows the type of contact information required, showing the current contacts at the Effective Date. This data will be maintained and updated by the two parties outside of this SLA.

AT&T	Hours of Operation	Role	Phone/Email
Mobility National Operations Center (MNOC)	24 x 7 x 365	Incident Management and Emergency Maintenance	* * *

MMS External Partner Ops	8:00 am – 5:00 pm PT Monday – Friday	Incident Root Cause Analysis, Change Management, Performance Reports and Tier 2 Support	* * *

Change Management	8:00 am – 5:00 pm PT Monday – Friday	Maintenance Notification – all maintenance	* * *

Table 3, AT&T Contact Information

5.1.2.	AT&T Responsibilities

The following section identifies the responsibilities of AT&T as it relates to this SLA.

5.1.2.1.	General Responsibilities

•	Acts as the primary and direct contact with the User.

5.1.2.2.	Incident Responsibilities

•

Creates a trouble ticket that clearly states the problem after gathering all pertinent information about the incident including name, User number, and any other additional information that is important to resolution of the incident.

•	Records any subsequent conversation with the User relative to the incident in the same trouble ticket.

•	Coordinates its resolution within AT&T operational and technical environment and with Company or its designees.

•	Manages communication within AT&T and directly with customers as needed.

***	This redacted material has been omitted pursuant to a request for confidential treatment, and the material has been filed separately with the SEC.

PROPRIETARY INFORMATION

The information contained in this Agreement is not for use or disclosure outside AT&T, Company, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

AT&T Agreement No. 20100607.090.S.002

5.1.2.3.	Service Responsibilities

•	Uses and understands all Company service features that are available to the User.

5.1.2.4.	Technical Responsibilities

•	Understands and is knowledgeable with respect to functionality of supported handset models.

•	Understands and is knowledgeable with email notification systems, the Internet and the World Wide Web.

•	Understands and is knowledgeable with AT&T’s network operations and is capable of understanding and validating evidence of whether an incident is internal to AT&T’s internal operations.

5.1.3.	Company Incident Handling and Updates

The Company Carrier Care Support Services group of Company will coordinate incident isolation, testing and repair work within Company and all contracted third party systems that are within Company’s Span of Control. During the incident isolation and troubleshooting process, Company Carrier Care Support Services will communicate incident resolution progress with AT&T based upon the times specified in Table 4. Additionally, Company Carrier Care Support Services will proactively inform AT&T when an issue or condition arises that may cause potential system anomalies and be a potential source for the creation trouble tickets.

Company Incident Level	Description	Update Method	Update Objectives
Severity 1 (Sev1) AT&T SIR1

Severity 1 problems are conditions that render the service inoperative and the inability to use the service has a critical effect on operations. The condition is generally characterized by complete system failure and requires immediate restoration. Examples of this incident level being attained include:

•   A complete outage of critical service(s)

•   Loss of service or functionality feature that affects * * *

•   A recurring anomaly

Email and phone

First response within * * *

Update on the Technical Bridge within * * *.

First formal email update within * * *.

Subsequent updates * * *, or upon change in status.

Company will update AT&T with the information outlined in Example A.

***	This redacted material has been omitted pursuant to a request for confidential treatment, and the material has been filed separately with the SEC.

PROPRIETARY INFORMATION

The information contained in this Agreement is not for use or disclosure outside AT&T, Company, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

AT&T Agreement No. 20100607.090.S.002

Company Incident Level	Description	Update Method	Update Objectives
impacting critical service(s). • Inability to provision a service. • A security issue which exposes a customer’s personal information to inappropriate parties

Severity 2 (Sev2) AT&T SIR2

Severity 2 problems are conditions under which the service is partially inoperative, but is still usable. The inoperative portion of the service restricts operations but has a less critical effect than a Severity 1 condition. Examples of this incident level being attained include:

•   Loss of service and/or functionality that affects * * *.

•   Loss of the ability to utilize some aspect of product features or functionality.

•   Revenue from premium content not immediately affected.

		Email or phone	First response within * * * . First update within * * *. Subsequent updates every * * *, or upon change in status. Company will update AT&T with the information outlined in Example A

Severity 3 (Sev3) AT&T SIR3

Severity 3 problems are generally non-service affecting conditions under which the service is usable and either has no material effect on operations or has very limited affect on operations. The condition is not critical to overall operations, and does not severely restrict such operations. Examples of this incident level being attained include:

•   A minor degradation of the service that affects * * *.

•   Non-service impacting intermittent system faults.

•   Loss of resources / capacity

		Email	First response within * * * First update within * * *. Subsequent updates * * * or as agreed between the two parties. Company will update AT&T with the information outlined in Example A.

***	This redacted material has been omitted pursuant to a request for confidential treatment, and the material has been filed separately with the SEC.

PROPRIETARY INFORMATION

The information contained in this Agreement is not for use or disclosure outside AT&T, Company, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

AT&T Agreement No. 20100607.090.S.002

Company Incident Level	Description	Update Method	Update Objectives
/ traffic measurement function. • Loss of reporting functionality. • Invalid measurement data. • Delay of delivery triggers such as WAP Push.

Table 4, Incident Handling Notification Timetable

5.1.4.	Technical Bridge and Technical Control Bridge

During the resolution of a service affecting incident, AT&T may establish a Technical Bridge and/or a Technical Control Bridge for any Incident. Company shall join the Technical Bridge upon * * * notice from AT&T for Severity 1 issues as noted in Table 5 below. These bridges are used for NOC-to-NOC communication, troubleshooting, triage and escalation. Unless otherwise notified by AT&T, a Technical Bridge or Technical Control Bridge will be established as follows:

Action	Sev 1	Sev 2	Sev 3
Technical Bridge	* * * when reasonably possible)	* * * (or sooner upon request from AT&T)	* * * (or sooner upon request from AT&T)

Technical Control Bridge	* * *	* * *	N/A

Table 5, Timelines for Technical and Technical Control Bridges

5.1.5.	Escalation Procedures

5.1.5.1.	Company Internal Escalation

Escalation procedures are in place at Company to manage the resolution of incidents when they occur. If a Severity 1 (Sev1) incident is not resolved within * * * of when Company was made aware of the problem, the incident will be escalated within Company to the dedicated Manager of Service Operations, who will drive escalation and resolution of the incident within Company’s Operations and Engineering groups, and ensure that AT&T is kept updated with the incident resolution process. The appropriate Business Development person will also be informed of the occurrence and status of any Sev1 incident.

If the Sev1 incident has not been resolved by the Company & AT&T NOC teams within * * *, the Director of Commercial Operations will become directly involved with driving the incident to resolution and

***	This redacted material has been omitted pursuant to a request for confidential treatment, and the material has been filed separately with the SEC.

PROPRIETARY INFORMATION

The information contained in this Agreement is not for use or disclosure outside AT&T, Company, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

AT&T Agreement No. 20100607.090.S.002

communicating with the appropriate AT&T personnel. The status of the incident will also be communicated to senior management within Company.

If a Sev1 incident exceeds 1 hour, Motricity’s Vice President of Operations shall be made aware of the situation and receive regular status updates and become directly involved with driving the incident to resolution.

5.1.5.2.	AT&T Escalation to Company

In the event that Company does not respond to AT&T within the times shown in Table 4, AT&T can request that the incident be escalated to the next level, based on the contact information shared between the two companies (see Appendix A for a list of names that are current as of time of the Effective Date). All escalation requests must be initiated through the 7x24 contact information provided in Table 1, and not to the individual directly. Only in the event that the 7x24 representative does not escalate within * * * of AT&T’s request, should the appropriate Company individual be contacted directly. AT&T must verify that escalation has not taken place prior to calling any Company employee directly.

For the purposes of clarification, Table 6 provides escalation timelines for Severity 1 and 2 incidents, based on time after the incident was reported. Severity 3 incidents seldom require escalation but in the event that AT&T believes that Company is not addressing the incident in a timely manner, the parties can mutually agree to elevate the priority of the incident, and treat it as a Severity 2 incident.

Escalation Level	Escalation Contact	Severity 1	Severity 2
Level 1	Carrier Specialist	* * *	* * *

Level 2	Manager – Service Operations	* * *	* * *

Level 3	Director – Commercial Operations	* * *	* * *

Table 6, Escalation Timetable

5.1.5.3.	Additional Escalation Information

Company and AT&T will ensure that any additional processes that are required to ensure the smooth escalation of incidents within each organization are clearly communicated to one another in writing, so that the escalation processes within each organization and between the two organizations are clearly understood by both parties.

Company and AT&T will exchange the names and contact information of the personnel who need to be kept informed of progress during the escalation process in Appendix A. Both parties are responsible for ensuring that the contact information is updated and exchanged when circumstances warrant. This information will not be updated and kept current as part of this SLA, but will need to be maintained separately by the two parties outside of this SLA.

***	This redacted material has been omitted pursuant to a request for confidential treatment, and the material has been filed separately with the SEC.

PROPRIETARY INFORMATION

The information contained in this Agreement is not for use or disclosure outside AT&T, Company, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

AT&T Agreement No. 20100607.090.S.002

5.2.	AT&T Handsets for Incident and Problem Management

In order for Company to provide the most effective level of support, AT&T agrees to provide Company with two (2) testing units for each device type specifically for supporting Incident and Problem Management. AT&T will assist Company as needed to obtain the most current versions of handsets and firmware no less than 30 days prior to launch.

5.3.	Incident Reporting Process

5.3.1.	Communicating Incidents

AT&T will communicate incidents to Company in the following manner:

•	Phone call to Company SOC or sends a trouble ticket to Company via email using the email address of * * *@motricity.com.

•	Company sets the initial classification of their internal trouble ticket according to the AT&T notification (see “Information” below), unless otherwise agreed between Company and AT&T.

•	Company will generate a single response for each trouble ticket that is received from AT&T, to confirm receipt of the incident report.

5.3.2.	Information for Incident Reporting

For each AT&T originated incident, AT&T will make best effort to provide as much information to Company that will facilitate timely problem determination and resolution. Upon notification of the incidents, the required information will be verified. When Company has received sufficient information, Company will begin resolving the incident and provide feedback to AT&T as described above in Section 5.1 Communicating Incidents.

AT&T will use best efforts to provide Company the following information via email for all reported incidents as required:

•	Reference number assigned by AT&T.

•	Company Service being used.

•	Phone Number

•	Time and date of the transaction in question.

•	Description of the incident.

•	Severity of the incident or problem.

•	List of specific steps to reproduce the problem if possible

•	List of those actions taken by AT&T to verify the problem and that AT&T has attempted to resolve the incident.

•	Other comments to provide additional information as needed.

6.	Company Reports

***	This redacted material has been omitted pursuant to a request for confidential treatment, and the material has been filed separately with the SEC.

PROPRIETARY INFORMATION

The information contained in this Agreement is not for use or disclosure outside AT&T, Company, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

AT&T Agreement No. 20100607.090.S.002

6.1.	RCA Reports

The purpose of the RCA Report is to outline the known information regarding the incident and possible root causes and to summarize the incident resolution timeline. If known, it will also identify corrective actions to prevent its reoccurrence. Company will create a RCA Report and provide such report to AT&T per Section 2.2.1.

7.	Change Control Management (CCM)

7.1.	Scheduled Maintenance by Company

Company will ensure that any Scheduled Maintenance events under its Span of Control will be executed in a well-coordinated manner. Proper execution includes notification to AT&T by Company Carrier Care Support Services. The AppCenter service resides in a shared environment and as such, change activity impacts multiple Motricity customers.

7.1.1.	Service Interruptions and Advanced Notification Requirements

Company will endeavor to provide AT&T with * * * advance notice (via email) of all Scheduled Maintenance activities resulting or potentially resulting in service interruptions that will have a direct impact on the Services unless otherwise mutually agreed by the parties. Company may perform Scheduled Maintenance on less than * * * notice with AT&T’s consent. Company may assume that AT&T accepts the Scheduled Maintenance unless Company is advised via email within * * * prior to the time of the planned event.

Unless otherwise arranged, Company will perform Scheduled Maintenance from * * * (the “AT&T Maintenance Window”) or as otherwise communicated between the two parties. Notwithstanding the foregoing, upon AT&T’s sole discretion, the AT&T Maintenance Window may be extended to allow for maintenance, testing and/or validation of the Services that falls outside of the AT&T Maintenance Window

Company shall not to exceed * * * to maintain the infrastructure within Company’s Span of Control other than AT&T requested activities, unless otherwise agreed by the parties.

7.1.2.	Communications Related to Scheduled Maintenance

Company notification of Scheduled Maintenance will be communicated to AT&T through use of the Maintenance Request Worksheet shown in Example B. Company will provide official notification to AT&T of the start and end of a Scheduled Maintenance activity via email to the contacts identified in Section 5.1.1. During all Scheduled Maintenance activities, AT&T will establish a technical bridge for real time communication of status and progress, and Company will participate in that technical bridge unless otherwise agreed by both parties.

***	This redacted material has been omitted pursuant to a request for confidential treatment, and the material has been filed separately with the SEC.

PROPRIETARY INFORMATION

The information contained in this Agreement is not for use or disclosure outside AT&T, Company, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

AT&T Agreement No. 20100607.090.S.002

7.1.3.	Canceling Planned Service Interruptions

In the event of an AT&T need, AT&T may contact Company on and request to cancel the Scheduled Maintenance. Motricity will accommodate the request unless the service interruption and associated changes are critical to other Company customers operating on the shared environment. Company may not be able to cancel a service interruption if AT&T does not provide notice at least * * * prior to the scheduled start time of the maintenance window. Any notification of cancellation must come directly from either an Operations Manager or AT&T Team Leader via voice notification by calling * * * for local or International calls), with a follow-up email that should be sent to:

* * *@motricity.com

7.1.4.	Restrictions Associated with AT&T’s Cancellation

In the event that AT&T cancels a maintenance activity planned by Company, as defined in Section 7.1.1 above, and the parties are unable to mutually agree on an alternative schedule, Company will not be held to the SLA service measures from the time the requested maintenance activity was scheduled through the end of that month. The outage and/or service degradation must be directly attributable to the postponed maintenance activities.

If an alternative schedule is agreed upon, but a failure occurs between the originally approved maintenance window and the rescheduled maintenance window, Company will not be held to the SLA services measures for that related outage and/or degradation.

7.1.5.	Planned Service Interruptions by AT&T

AT&T will provide Company with advance notice (via email to * * *@motricity.com) of all planned maintenance activities requiring support from Company. AT&T will make every effort to provide five (5) business days advance notice and will provide at a minimum two (2) business days advance notice of such activities. Such planned activities will exclude changes to Company software and/or configurations as these would require additional notice

7.1.6.	Unplanned Service Interruptions by AT&T

AT&T will notify Company of any unplanned service interruptions via email to Company Carrier Care as quickly as is reasonably possible for AT&T.

Company will make all reasonable efforts to support AT&T in resolving the issue. Company may charge its standard professional services fees for such efforts.

7.1.7.	Splash Page During Maintenance

The parties will cooperate to display a “splash page” during any Scheduled or Emergency Maintenance that would otherwise result in a TCP timeout from a WAP Gateway and other mutually agreed required maintenance activities requiring customer requests to be blocked whenever reasonably technically feasible. Such a page will be presented to users of both the wired and wireless web access points, to inform them of temporary unavailability of the Services. Service of the splash page does not constitute availability, but is categorized as either Scheduled Maintenance or an unscheduled service interruption (in

***	This redacted material has been omitted pursuant to a request for confidential treatment, and the material has been filed separately with the SEC.

PROPRIETARY INFORMATION

The information contained in this Agreement is not for use or disclosure outside AT&T, Company, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

AT&T Agreement No. 20100607.090.S.002

accordance with Section 7.1). AT&T will provide the static WML/xHTML content to be displayed in the “splash page”.

7.1.6	Holiday Network Freeze

Except for critical activities, including critical impact on other Company customers operating in the shared environment, Company shall not conduct any maintenance activities that could impact AT&T’s services during AT&T’s holiday network freeze period, targeted to be the period on or about * * *.

Additionally, except for critical activities, including critical impact on other Company customers operating in the shared environment,, Company shall not conduct any maintenance activities which could impact AT&T’s services during other holiday maintenance freeze periods (e.g. Halloween) or AT&T branded campaign maintenance freeze periods (e.g. American Idol text voting shows). AT&T will make best effort to notify Company at least * * *.

7.1.7	Emergency Maintenance

Should Company require Emergency Maintenance, Company shall contact AT&T immediately. Any Down Time resulting from Emergency Maintenance shall be included as Down Time in the Availability calculation and reports.

7.1.8	Changes to Shared Environments. Supplier may institute changes and maintenance activities that are not reasonably expected to negatively impact the Services. AT&T shall be provided with advance notice of such activities on the same timelines as a scheduled maintenance would require.

7.1.9	Capacity Planning If system volume is expected to exceed the levels set forth in Section 7.12 of the Service Exhibit, AT&T shall provide a forecast or other notice of the volume increase. In the absence of a notice or forecast, and except as provided in the following paragraph, Company will not be subject to capacity-related penalties.

Company will use an average of * * *. Maximum utilization will not exceed * * *. Once an average of * * * sustained utilization trigger is reached or if the 70% trigger is reached more than * * *, whichever is the shorter of the two.

8.	Business Continuity

The Company shall deliver to AT&T a Summary Business Continuity Plan and full Disaster Recovery (IT) Plan.

The Company shall have in place redundant hardware and failover capability. The Company will have daily data backup & weekly offsite storage in place.

Business Continuity Testing

Company must annually demonstrate its ability to recover from a disaster in order to continue to meets its service performance and availability metrics by conducting annual internal testing of its ability to conform to its current Business Continuity and / or Disaster Recovery Plan. Company shall conduct annual internal testing and provide AT&T the results of such testing.

Company agrees to participate in AT&T business continuity exercises designed to test the

***	This redacted material has been omitted pursuant to a request for confidential treatment, and the material has been filed separately with the SEC.

PROPRIETARY INFORMATION

The information contained in this Agreement is not for use or disclosure outside AT&T, Company, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

AT&T Agreement No. 20100607.090.S.002

effectiveness of communication, business process, and IT recovery systems, including the availability of Company to participate in a phone conference tabletop exercise which will demonstrate the ability of Company to communicate with AT&T during an incident, and provide feedback on internal plan activities and improvements. Upon reasonable request by AT&T in connection with such exercises, Company will use reasonable efforts to obtain the participation of any of its third party suppliers in such phone conference tabletop exercise to the extent such suppliers are materially responsible for actions under Company’s current Business Continuity and / or Disaster Recovery Plan. There are and will be no requirements in such exercises for Company equipment or actual mobilization of plan activities. Company will be given (60) day’s written notice of AT&T test requirements for such exercises, and such participation shall not exceed two (2) three (3) hour exercises per year. AT&T tests will in no way be considered a Company internal test.

9.	Contacts and Hours of Operation

The following Contacts information may be updated and republished anytime by either party upon written notice to the other. Changes will not be maintained within this SLA document. Please notify AT&T of changes at: * * *.

AT&T	Hours of Operation	Role	Phone/Email
Emerging Application NOC (EAN)	24 x 7 x 365	Incident Management and Emergency Maintenance Tier 1 and Tier 2 Support	* * *

Mobility External Partner Management	8:00 am – 5:00 pm PT Monday – Friday	Incident Root Cause Analysis, Performance Reports	* * *

Mobility Change Management	8:00 am – 5:00 pm PT Monday – Friday	Maintenance Notification – all maintenance	* * *

Company	Hours of Operation	Role	Phone/Email
Reporting Administrator		Submits Service Level Reports and Root Cause Analysis

Company Service Level Agreement - Product Manager Contact Information
Attention:	* * *

***	This redacted material has been omitted pursuant to a request for confidential treatment, and the material has been filed separately with the SEC.

PROPRIETARY INFORMATION

The information contained in this Agreement is not for use or disclosure outside AT&T, Company, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

AT&T Agreement No. 20100607.090.S.002

Title:	Service Level Manager

Address:	601 108th Ave. NE, Suite 800

City, State Zip	Bellevue, WA 98004

E-mail Address:	* * *

Phone Number:	* * *

Fax Number:	425-957-6201

Company Escalation list

Motricity Customer Care Contact Information

Primary Contact (Single Point of Contact) 24 X 7

Contact Name	Service Operations Center (SOC) / Carrier Care

Title	N/A

Phone	* * *

Email	* * *@Motricity.com

Level 1 Escalation

Contact Name	* * *

Title	Manager, Service Operations

Phone	* * *- Mobile

Email	* * *@Motricity.com

Level 2 Escalation

Contact Name	* * *

Title	Director, Commercial Operations

Phone	* * * - Mobile

***	This redacted material has been omitted pursuant to a request for confidential treatment, and the material has been filed separately with the SEC.

PROPRIETARY INFORMATION

The information contained in this Agreement is not for use or disclosure outside AT&T, Company, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

AT&T Agreement No. 20100607.090.S.002

Email	* * *@Motricity.com

Level 3 Escalation

Contact Name	* * *

Title	Vice President, Managed Services

Phone	* * * - Mobile

Email	* * *@motricity.com

Engineering contact:

***	This redacted material has been omitted pursuant to a request for confidential treatment, and the material has been filed separately with the SEC.

PROPRIETARY INFORMATION

The information contained in this Agreement is not for use or disclosure outside AT&T, Company, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

AT&T Agreement No. 20100607.090.S.002

EXAMPLE A

The following examples are provided as a template to use for Incident Notification (“Examples A”), Root Cause Analysis (“Examples B”) and Maintenance Requests (“Examples C”).

When communicating with AT&T, please include in the Subject field of the email, one of the following:

1.	Outage <Initial/Update/Final> and <partner name> and <name of service>

2.	Emergency Maintenance <partner name> and <name of service and node>

3.	Planned Maintenance <partner name> and <name of service and node>

Example A: Incident Notification or Trouble Ticket (send to: * * *)

1.	Title of Incident

2.	Brief Description of Incident

a.	Should include scope (AT&T service impacted)

3.	Start Date and Time

4.	Information Service Resolution Date and Time

5.	Duration of Outage

a.	Provided at time of restoration

6.	AT&T Information Service Impact

a.	Impact to AT&T End Customer

7.	Partner Ticket Number

8.	Partner Severity Level

a.	Based on quantified Information Service impact

9.	Technical Action Take to Correct Incident

a.	Steps taken to restore Information Service

10.	Initial Root Cause

a.	Suspect root cause (brief)

b.	Formal RCA for SIR 1 or chronic issues of lower severity

***	This redacted material has been omitted pursuant to a request for confidential treatment, and the material has been filed separately with the SEC.

PROPRIETARY INFORMATION

The information contained in this Agreement is not for use or disclosure outside AT&T, Company, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

AT&T Agreement No. 20100607.090.S.002

EXAMPLE B

The following examples are provided as a template to use for Incident Notification (“Examples A”), Root Cause Analysis (“Examples B”) and Maintenance Requests (“Examples C”).

Example B: Root Cause Analysis (RCA) Worksheet (send to: * * *)

1.	Executive Summary

a.	Short description

b.	Root Cause statement

c.	Corrective Action

2.	Detailed Summary

a.	Outage duration

b.	Date

c.	Start

d.	Events / Timeline

e.	Stop

f.	Information Service Affected (AT&T)

g.	Impact Assessment (AT&T)

h.	Information Service Impact (customers affected / percentage affected)

i.	Customer Impact (customers affected / percentage affected)

j.	Root Cause

k.	Extenders

l.	Process breakdown

m.	Proactive / reactive problem recognition and analysis

n.	Improvement Action

o.	Resolution

p.	Short term actions and timelines

q.	Long term actions and timelines

r.	Lessons learned

***	This redacted material has been omitted pursuant to a request for confidential treatment, and the material has been filed separately with the SEC.

PROPRIETARY INFORMATION

The information contained in this Agreement is not for use or disclosure outside AT&T, Company, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

AT&T Agreement No. 20100607.090.S.002

EXAMPLE C

The following examples are provided as a template to use for Incident Notification (“Examples A”), Root Cause Analysis (“Examples B”) and Maintenance Requests (“Examples C”).

Example C: Maintenance Request Worksheet (send to: * * *)

1.	Title of Maintenance

2.	Brief Description of Maintenance

a.	Scope and full description

b.	AT&T service

c.	AT&T Network element that will be effected

3.	Maintenance Start Date & Time

4.	Maintenance End Date & Time

5.	AT&T Service Impact

a.	Impact to AT&T internal & external customers

b.	Explanation of Information Service unavailability

6.	Information Service Impact Assessment (within the scheduled window)

a.	Duration in minutes

b.	Estimated start/end time of AT&T service impact

7.	Risk Assessment

8.	Rollback Plan (Description)

9.	Pre-Implementation Tests Plan (Description)

10.	Post-Implementation Service Validation Plan (Description)

11.	Partner Maintenance Request Number

12.	Point of Contact

a.	Name, telephone numbers

13.	Maintenance Install Team

14.	Update Schedule

a.	Cancellation of Maintenance – as soon as possible

b.	Start of Maintenance Window

c.	Notify when Down Time begins

d.	Notify when Information Service is restored (Down Time ends)

e.	Notify of Problem

f.	Maintenance runs outside window

***	This redacted material has been omitted pursuant to a request for confidential treatment, and the material has been filed separately with the SEC.

PROPRIETARY INFORMATION

The information contained in this Agreement is not for use or disclosure outside AT&T, Company, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

AT&T Agreement No. 20100607.090.S.002

SCHEDULE E

TO THE

SERVICE EXHIBIT

DAILY CONTENT MANAGEMENT REQUIREMENTS

1.	Application and Developer Support Services

The Partner Management System facilitates the ongoing interaction between third party Content providers and AT&T for the submission, testing and deployment of Content through a Web Based AT&T Partner Extranet and an XML API. The Partner Management system provides interfaces for developers to manage their accounts with AT&T, as well as the Content that developers have submitted or are submitting for distribution. This includes Content submission, account updates, and Content administration. The Partner Management System also provides the tools necessary for the company Content & Developer Services team to manage the developers and their Content submissions.

The main functions of the AT&T Partner Extranet are:

•	* * *

2.	Content Qualification and Content Management

The Content Management System provides the tools necessary to review, package, market, and publish Content for Subscribers. Company’s Content and Developer Services team provides the services that utilize the Content Management System.

The main features of the Content Management System are:

•	* * *

3.	Storefront Content Provisioning

The Provisioning System provides the link between Subscribers and Content, enabling the targeted, streamlined discovery, sale, and delivery of Content through end user interfaces. The Provisioning System includes all Subscriber portal interfaces, all billing integration, all point of sale functions, all user reporting, and all other functions associated with Subscribers or Subscriber transactions.

mCore’s Provisioning System includes:

•	* * *

4.	Content Partner On Boarding

The process to board new Content Providers must be completed before content ingestion can begin. In the case where multiple content providers need to be onboarded simultaneously Motricity will work with AT&T to determine prioritization. The steps and timeframes are

***	This redacted material has been omitted pursuant to a request for confidential treatment, and the material has been filed separately with the SEC.

PROPRIETARY INFORMATION

The information contained in this Agreement is not for use or disclosure outside AT&T, Company, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

AT&T Agreement No. 20100607.090.S.002

outlined below are and do not include any time spent waiting on responses or redeliveries from Content Provider.

•	* * *

5.	Expedited Content Ingestion

Company will provide the option for AT&T to be able to identify and accelerate the onboarding of content for ingestion and publication beyond the published timelines to * * *.

6.	Expedited Taxonomy Updates

Company shall respond to requests from AT&T for adjustments to taxonomy and placement of products on the deck within * * *.

7.	Promotional Campaign or Adjustments

Company shall provide AT&T the ability to adjust promotional items on the front/home page or on headers or foots of pages on the site as applicable, and shall perform * * *.

8.	General Content Refreshes

Company shall perform general content refreshes of available content on the storefront on a daily basis. This applies to (but is not limited to) the Top Sellers, Featured Picks, New Releases and Dynamic categories located within the storefront. A full content refresh shall be performed by Company * * *. A content overhaul shall be performed at AT&T’s request * * *.

9.	Executive Checkpoint Meetings

At AT&T’s discretion, Company shall support a monthly meeting between Company and AT&T senior executives to discuss status of mCore in production and ongoing progress with releases and any other work related to the storefront.

10.	“MCORE” Gauge

Modeled after the previously supplied “FUEL Gauge” report, Company shall provide the equivalent report to AT&T on * * *.

11.	Widget Support Requirement

***	This redacted material has been omitted pursuant to a request for confidential treatment, and the material has been filed separately with the SEC.

PROPRIETARY INFORMATION

The information contained in this Agreement is not for use or disclosure outside AT&T, Company, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

AT&T Agreement No. 20100607.090.S.002

Supplier shall fulfill its obligation to support AT&T Widget requirements which specify support for designated types of Widgets, including, but not limited to, * * * and against established SLA on boarding times * * *. Motricity will provide * * *.

12.	Salesforce (Trouble) Ticket Response Time

Trouble ticketing system utilized by AT&T to report, update and track issues found with the Company’s platform or Content Providers supplying Company. High Urgency Issues shall be responded to within one Business Day Medium Urgency issues shall be responded to in less than two business days. Low Urgency Issues shall be less than 3 business days. Urgency of issues shall be identified via the available field within the trouble ticketing software.

13.	Subscription Tracking and True Up

Company shall audit their records compared to * * * every week with respect to Subscription product ownership for the * * *. If no major deviations are found, they will reduce the audit to monthly moving forward.

Should an audit reveal a deviation between * * * and Company records larger than * * *, they will execute on a re-sync effort. This procedure shall become a monthly exercise should deviations continue in the same or higher percentage moving forward.

14.	Search Engine Management

Motricity shall provide support related to the daily upkeep and maintenance of the search functionalities from a customer experience perspective. These include, but are not limited to, tasks around general management and refreshing of the search database, updates as they apply with new content, new CPs, handsets or content types. Also, any aliasing efforts requested of Marketing as well as DYM (Did You Mean?) functionality.

15.	Support of Weekly Marketing Merchandising Meetings

Motricity shall provide an appropriate resource to participate in the weekly merchandising meetings held by AT&T Marketing to discuss and move forward on Recommendations and Product Metrics work.

16.	Additional Support

Reporting – Beyond the standard reporting already routinely provided by Supplier to AT&T (e.g. * * *), Supplier agrees to provide * * *.

***	This redacted material has been omitted pursuant to a request for confidential treatment, and the material has been filed separately with the SEC.

PROPRIETARY INFORMATION

The information contained in this Agreement is not for use or disclosure outside AT&T, Company, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

AT&T Agreement No. 20100607.090.S.002

Flash Banner Support – Supplier agrees to provide support to * * *.

Merchandising Promotions – Supplier agrees to support promotions submitted by AT&T. AT&T agrees to work collaboratively with Supplier in the planning of these promotions, in order to accommodate appropriate resourcing by Supplier to support these promotions.

* * * – Motricity agrees to support a feed to AT&T’s supplier * * * in order to maintain report continuity in the transition.

* * * – Motricity agrees to continue powering * * * as the click-path reporting mechanism for the storefront and ensure continuity of service.

Changed Content Listings - AT&T may change the order of the content listing within search * * *. (This is the static Results listing below direct answers).

RBT Playlists—Motricity will set up * * *.

Motricity will provide up to * * *.

17.	Network / Architecture Diagram

Company shall provide to AT&T a network / architecture diagram to include connectivity details to AT&T’s network as well as Company configurations.

18.	Trouble Shooting Guide

Company will agree to provide a trouble shooting guide to AT&T for all applications * * *.

19.	Training Session

Company will agree to provide training sessions to AT&T for all applications. Training will include trouble shooting practices and network / architecture diagram and will be on a schedule and scope to be agreed by the parties.

***	This redacted material has been omitted pursuant to a request for confidential treatment, and the material has been filed separately with the SEC.

PROPRIETARY INFORMATION

The information contained in this Agreement is not for use or disclosure outside AT&T, Company, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

AT&T Agreement No. 20100607.090.S.002

SCHEDULE G

TO THE

SERVICE EXHIBIT NO. 1

SERVICE REQUEST PROCESS

Service Request Process

by and between

AT&T and Company

July 2008

Prepared by AT&T Mobility

***	This redacted material has been omitted pursuant to a request for confidential treatment, and the material has been filed separately with the SEC.

PROPRIETARY INFORMATION

The information contained in this Agreement is not for use or disclosure outside AT&T, Company, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

AT&T Agreement No. 20100607.090.S.002

Scope of the Service Request Process

The service request process will be used by the Parties to manage AT&T requests to Company for updates and/or enhancements to existing Service (“Service Request”) and for AT&T management to approve such Service Requests with an understanding of Level of Effort applicable to the Service Request.

The Parties acknowledge and agree that AT&T will not be charged additional fees for Service Requests wherein the Level of Effort does not justify the application of such fees (i.e. Level of Efforts classified as “low” under Section 2(F) of the Service Request Form.)

Service Request	Service Request Effective Date

Service Request Process

***	This redacted material has been omitted pursuant to a request for confidential treatment, and the material has been filed separately with the SEC.

PROPRIETARY INFORMATION

The information contained in this Agreement is not for use or disclosure outside AT&T, Company, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.

AT&T Agreement No. 20100607.090.S.002

Submission of a Service Request

AT&T identifies the need to update and/or enhance the Service to Sr. Account Executive (AE) or his/her designee.

Within two (2) business days of the AE receiving AT&T’s request for Service, Company will open a Service Request and complete Section 1 of the Service Request Form, based on initial information obtained from AT&T and submits it to the AT&T Sr. Product Manager (“PM”), or his/her designee to ensure alignment on the Service Request description and impact statements contained within Section 1.

Once AT&T reviews and approves Section 1, the Service Request Form is returned to the Company’s AE for completion. Within no more than ten (10) business days, Company will assess the Level of Effort of the Service Request in terms of technical requirements, resources, timelines and cost (if any) and provide the completed Service Request Form to AT&T.

AT&T will review the Service Request and respond back to Company with an approval, disapproval or request for clarification. Any disapproval of Service Requests will need to be explained within the Service Request Form to be returned to Company’s AE.

For Service Requests that are approved by the AT&T PM, additional approvals will be obtained from AT&T’s upper management (Director level or higher) as necessary, based on the overall assessment and importance of the Service Request.

Upon Company’s receipt of an approved Service Request Form from AT&T, Company’s AE will work with AT&T PM to create a Statement of Work to implement the Service Request. For convenience the Parties could bundle multiple Service Requests into a single Statement of Work.

***	This redacted material has been omitted pursuant to a request for confidential treatment, and the material has been filed separately with the SEC.

PROPRIETARY INFORMATION

The information contained in this Agreement is not for use or disclosure outside AT&T, Company, their Affiliates and their third party representatives, except under written agreement by the contracting Parties.